UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 10, 2016

VERICEL CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	001-35280	94-3096597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

64 Sidney Street

Cambridge, MA 02139

(Address of principal executive offices) (Zip Code)

(734) 418-4400
(registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On October 10, 2016 Vericel Corporation (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Cowen and Company, LLC, which will act as sales agent (the “Cowen”) to sell, from time to time, the Company’s common stock, no par value per share (“ATM Shares”), having an aggregate sale price up to $25,000,000, through an “at the market offering” program (the “ATM Offering”). The ATM Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-205336). The Company filed a prospectus supplement, dated October 10, 2016, with the Securities and Exchange Commission in connection with the offer and sale of the ATM Shares being sold pursuant to this ATM Offering.

Pursuant to the Sales Agreement, Cowen may sell the ATM Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended, including sales made by means of ordinary brokers’ transactions (including on the NASDAQ Stock Exchange), or otherwise at market prices prevailing at the time of sale, in negotiated transactions or as otherwise directed by the Company.  The Sales Agreement provides that Cowen will be entitled to compensation equal to 3.0% of the gross proceeds of the ATM Shares sold through Cowen. In addition, with the Company’s prior written approval, Cowen may purchase ATM Shares for its own account as principal.  The Company has no obligation to sell any of the ATM Shares under the Sales Agreement and may at any time suspend solicitation and offers under the Sales Agreement.

On October 10, 2016 Dykema Gossett PLLC delivered its legality opinion with respect to the ATM Shares to be issued pursuant to the Sales Agreement. A copy of the legality opinion is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

5.1	Opinion of Dykema Gossett PLLC.

10.1	Sales Agreement, dated October 10, 2016, among the Company and Cowen and Company, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERICEL CORPORATION

Date: October 10, 2016	By:	/s/ Gerard Michel
	Name:	Gerard Michel
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

(d) Exhibits

5.1	Opinion of Dykema Gossett PLLC.

10.1	Sales Agreement, dated October 10, 2016, among the Company and Cowen and Company, LLC.